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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
         Securities Exchange Act of 1934 (Amendment No.______________ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                              JANUS INVESTMENT FUND
                              ---------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.
SEC 1913 (04-05)
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                                    Form of

[Janus logo]


JANUS OLYMPUS FUND SHAREHOLDERS - HAVE YOU VOTED?

In August, you received voting instructions about the proposed merger of Janus Olympus Fund into Janus Orion Fund. If you have not yet voted your shares, please vote today. The Trustees for Janus Olympus Fund recommend that you vote in favor of this proposal.

Janus Olympus Fund and Janus Orion Fund both pursue companies demonstrating aggressive growth traits and rely on a go-anywhere approach. We believe that merging the two funds will allow you to maintain your exposure to high-growth areas of the market, while also enabling you to potentially benefit from Janus Orion Fund's focused (nondiversified) investment approach utilized by Ron Sachs, who manages both funds. We also believe there are other potential benefits such as greater efficiency in portfolio management and operations, as well as anticipated elimination of duplicative expenses.

Your vote is important no matter how many shares you own. PLEASE CALL OUR PROXY SOLICITOR, D. F. KING & CO., INC. AT 1-800-628-8528 TO VOTE YOUR SHARES TODAY.

View details of proposed Janus Olympus Fund merger [Link]

CALL 1-800-628-8528 TO VOTE

PLEASE CONSIDER THE CHARGES, RISKS, EXPENSES AND INVESTMENT OBJECTIVES CAREFULLY BEFORE INVESTING. PLEASE SEE A PROSPECTUS CONTAINING THIS AND OTHER INFORMATION. READ IT CAREFULLY BEFORE YOU INVEST OR SEND MONEY.

A fund's performance may be affected by risks that include those associated with nondiversification, non-investment grade debt securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest with Janus Smart Portfolios. Additional risks to the fund(s) may include those associated with investing in foreign securities, emerging markets, initial public offerings ("IPOs"), derivatives and companies with relatively small market capitalizations. Please see a Janus prospectus or janus.com for more information about risk, fund holdings and details.

Janus Orion Fund is classified as "nondiversified", meaning it has the ability to take larger positions in a smaller number of issuers than a "diversified" fund. Nondiversified funds may experience greater price volatility.

There is no assurance that the investment process will consistently lead to successful investing.

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Notice: Protect yourself against identity theft by avoiding email and internet fraud. Please know that Janus will never request or disclose your personal information (Social Security Number, Login password, account number) in an unsolicited e-mail communication.

Funds distributed by Janus Distributors LLC, 151 Detroit Street, Denver, CO, 80206 (10/06)

C-1006-144 1-15-07
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                                    Form of


                                 HAVE YOU VOTED?

In August, Janus Olympus Fund shareholders received voting instructions about the proposed merger of Janus Olympus Fund into Janus Orion Fund. The Trustees for Janus Olympus Fund recommend that you vote in favor of this proposal. If you have not yet voted your shares, please call our proxy solicitor, D.F. King & Co., Inc. to vote today.

                           CALL 1-800-628-8528 TO VOTE



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FOOTNOTES TO GO ON SAME PAGE AS MESSAGE:

Janus Orion Fund is classified as "nondiversified", meaning it has the ability to take larger positions in a smaller number of issuers than a "diversified" fund. Nondiversified funds may experience greater price volatility.

C-1006-145 1-15-07

FOOTNOTES TO GO ON LAST PAGE OF DAILY STATEMENT:

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 800.525.3713 or download the file from janus.com. Read it carefully before you invest or send money.

Funds distributed by Janus Distributors LLC, 151 Detroit St., Denver, CO 80206 (10/06)